Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated March 6, 2006, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of BNP Residential Properties, Inc.; our report dated March 6, 2006 on the Statement of Revenues and Certain Operating Expenses for Hampton Apartments; and our report dated March 6, 2006 on the Statement of Revenues and Certain Operating Expenses for Timber Apartments on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of BNP Residential Properties, Inc. on Form S-3 (Nos. 333-07415, 333-68935, 333-79995, 333-84819, 333-86805, 333-92815,
333-106090, 333-112549, 333-113384 and 333-125184), Registration Statements
(Form S-8 No. 333-119623 and 333-126426).

  /s/ Grant Thornton LLP

Charlotte, North Carolina
March 6, 2006



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